Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-175359 on Form S-8 of our report dated April 11, 2014, relating to the financial statements and financial statement schedule of Mecox Lane Limited, appearing in the Annual Report on Form 20-F of Mecox Lane Limited for the year ended December 31, 2013.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 11, 2014